Exhibit 99.1

JoS. A. Bank Clothiers Reports 17% Increase in First Quarter of Fiscal Year 2009 Earnings Per Share; Company to Hold Conference Call on June 4, 2009

HAMPSTEAD, Md.--(BUSINESS WIRE)--June 2, 2009--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: JOSB) announces that earnings for the first quarter of fiscal year 2009 increased 17% to $0.62 per share, as compared to $0.53 per share for the first quarter of fiscal year 2008. Net income in the first quarter of fiscal year 2009 was $11.5 million, as compared to $9.8 million in the first quarter of fiscal year 2008. Total sales for the first quarter of fiscal year 2009 increased 11.4% to $161.9 million from $145.4 million in the first quarter of fiscal year 2008, while comparable store sales increased 4.3% and Direct Marketing sales increased 12.1%. The first quarter of fiscal year 2009 ended May 2, 2009; the first quarter of fiscal year 2008 ended May 3, 2008.

A conference call to discuss the first quarter of fiscal year 2009 earnings will be held Thursday, June 4, 2009 at 11:00 a.m. Eastern Time (ET). To join in the call please dial (USA) 800-762-4758 or (International) 480-629-9035 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on June 4, 2009 until June 11, 2009 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 102988. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 465 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Balance Sheets (In Thousands) (unaudited)

	January 31, 2009	May 2, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,875	$111,983
Accounts receivable, net	7,404	9,567
Inventories:
Finished goods	199,886	202,218
Raw materials	9,356	7,850
Total inventories	209,242	210,068
Prepaid expenses and other current assets	17,776	16,857

Total current assets	357,297	348,475

NONCURRENT ASSETS:
Property, plant and equipment, net	133,588	132,945
Other noncurrent assets	481	463
Total assets	$491,366	$481,883

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$29,774	$25,959
Accrued expenses	74,792	58,118
Deferred tax liability – current	6,604	6,752
Total current liabilities	111,170	90,829

NONCURRENT LIABILITIES:
Deferred rent	54,743	54,130
Deferred tax liability – noncurrent	2,605	2,649
Other noncurrent liabilities	1,035	1,007
Total liabilities	169,553	148,615

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock	182	182
Additional paid-in capital	82,951	82,951
Retained earnings	238,668	250,123
Accumulated other comprehensive gains	12	12
Total stockholders’ equity	321,813	333,268
Total liabilities and stockholders’ equity	$491,366	$481,883

Note: The foregoing audited and unaudited Condensed Consolidated Balance Sheets are excerpts from our Condensed Consolidated Financial Statements (as of January 31, 2009 and May 2, 2009) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2009 and the Annual Report on Form 10-K for the fiscal year ended January 31, 2009, which were filed with the Securities and Exchange Commission on June 2, 2009 and April 8, 2009, respectively.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Income (In Thousands, Except Per Share Information) (unaudited)

	Three Months Ended
	May 3, 2008	May 2, 2009

Net sales	$145,404	$161,925

Cost of goods sold	54,424	63,471

Gross Profit	90,980	98,454

Operating expenses:
Sales and marketing, including occupancy costs	60,935	64,945
General and administrative	13,207	14,660
Total operating expenses	74,142	79,605

Operating income	16,838	18,849

Other income (expense):
Interest income	303	69
Interest expense	(94)	(98)
Total other income (expense)	209	(29)

Income before provision for income taxes	17,047	18,820
Provision for income taxes	7,216	7,365

Net income	$9,831	$11,455

Earnings per share:
Net income per share:
Basic	$0.54	$0.63
Diluted	$0.53	$0.62
Weighted average shares outstanding:
Basic	18,184	18,291
Diluted	18,412	18,504

Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our unaudited Condensed Consolidated Financial Statements for the three months ended May 3, 2008 and May 2, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2009, which was filed with the Securities and Exchange Commission on June 2, 2009.

JOS. A. BANK CLOTHIERS, INC. Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Three Months Ended
	May 3, 2008	May 2, 2009

Cash flows from operating activities:
Net income	$9,831	$11,455
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	4,910	5,433
Loss on disposals of property, plant and equipment	36	36
Increase in deferred taxes	540	192
Net increase in operating working capital and other components	(36,010)	(23,066)

Net cash used in operating activities	(20,693)	(5,950)

Cash flows from investing activities:
Capital expenditures	(7,949)	(4,942)
Proceeds from disposal of fixed assets	-	-

Net cash used in investing activities	(7,949)	(4,942)

Cash flows from financing activities:
Income tax benefit from exercise of stock options	-	-
Net proceeds from exercise of stock options	119	-

Net cash provided by financing activities	119	-

Net decrease in cash and cash equivalents	(28,523)	(10,892)

Cash and cash equivalents – beginning of period	82,082	122,875

Cash and cash equivalents – end of period	$53,559	$111,983

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our unaudited Condensed Consolidated Financial Statements for three months ended May 3, 2008 and May 2, 2009 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 2009, which was filed with the Securities and Exchange Commission on June 2, 2009.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com